                                                                    EXHIBIT 99.1


[X]  Please mark your
     votes as in this
     example.





   FOR         AGAINST        ABSTAIN
  [  ]           [  ]            [  ]


1. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Aurora Common Stock from 50,000,000 to 300,000,000:

2. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to change the name of the Company to "The Cerplex Group, Inc.":

SIGNATURE(S)                                                     DATE
            ---------------------------------------------------       --------

NOTE: (Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)

PLEASE SIGN, DATE AND MAIL TODAY.




                            AURORA ELECTRONICS, INC.

 BOARD OF DIRECTORS PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AT
                     10:00 A.M., TUESDAY, APRIL 23, 1998 AT
             THE CORPORATE HEADQUARTERS OF THE CERPLEX GROUP, INC.,
                   1382 BELL AVENUE, TUSTIN, CALIFORNIA 92780


                  The undersigned stockholder of Aurora Electronics, Inc. (the "Company") hereby appoints George L. McTavish, as proxy, with full power of substitution, to vote the shares of the undersigned at the above- stated Special Meeting and at any adjournment(s) thereof on the proposals set forth on the reverse side.

                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1) AND (2), THIS PROXY WILL BE VOTED "FOR" SUCH ITEMS. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

                  Receipt herewith of the Company's Notice of Meeting and Joint Proxy Statement/Prospectus, dated March 27, 1998, is hereby acknowledged.

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